Exhibit 99

Anadarko Announces Second-Quarter Results

HOUSTON--(BUSINESS WIRE)--Anadarko Petroleum Corporation (NYSE:APC) today announced second-quarter 2008 net income available to common stockholders totaled $23 million, or $0.05 per share (diluted). Income from continuing operations totaled $16 million, or $0.03 per share (diluted). The net income results include certain items affecting comparability that are typically excluded by the investment community in published estimates. In total, these items reduced net income by approximately $815 million, or $1.73 per share (diluted) on an after-tax basis.(1) Cash flow from continuing operations in the second quarter of 2008 was $438 million, and discretionary cash flow totaled $2.31 billion.(2) Capital expenditures for the quarter were approximately $1.23 billion.

“In addition to generating more than $1 billion in free cash flow, we are very pleased with our production volumes for the quarter,” Anadarko Chairman and CEO Jim Hackett said. “We lost more than eight weeks of production from Independence Hub, and we still met our guidance for the quarter. Factoring in the additional four million BOE (barrels of oil equivalent) that would have been produced had the Hub been fully operational; we would have again shown solid sequential growth relative to the prior quarter’s outstanding results. Our strong quarterly operational performance is a reflection of the depth of Anadarko’s portfolio and our ability to grow organically. We are confident that we will achieve our full-year production guidance of 207 million to 212 million BOE.”

SECOND-QUARTER 2008 OPERATIONAL HIGHLIGHTS

  Achieved record daily production in the Greater Natural Buttes and the Powder River Basin
  Expanded West Africa exploration program and increased estimated recoverable resource range of Jubilee
  Moved Deepwater Millennium drillship to Brazil and spud first operated pre-salt test
  Initiated testing of prospects in the Marcellus Shale play

“Our lower-risk U.S. onshore assets continue to perform very well,” said Hackett. “In the Rocky Mountains, our operations in the Greater Natural Buttes area and the Powder River Basin set daily production records during the second quarter. As a reminder, we have actively managed our commodity price risk in the Rockies with firm transportation commitments and attractive basis hedges at a differential to NYMEX of approximately $1.50 in 2008 and $1.25 in 2009. Our Southern region assets also performed well during the quarter, and our Gulf of Mexico oil volumes were higher than anticipated. All together, these assets contributed nearly one million BOE above our projections, allowing us to meet our guidance for the quarter and largely offset the one-month incremental loss at Independence Hub, which was not accounted for in the guidance provided in the first-quarter earnings release,” Hackett added.

Anadarko also announced a successful appraisal at the Mahogany-2 well in the Jubilee field offshore Ghana and successfully tested the upper and lower zones of the well, recovering light, sweet crude at significant flow rates. As a result, the partnership increased the field’s estimated recoverable resources to a range of 500 million to 1.8 billion barrels of oil and is still targeting 2010 for initial production. During the quarter, Anadarko also expanded its acreage position within the under-explored Jubilee-type Cretaceous trend along the coast of West Africa.

The company moved the Deepwater Millennium drillship to Brazil and spud its first operated pre-salt test in deep water at the Wahoo prospect on BM-C-30 during the second quarter. Once drilling operations are completed at Wahoo, Anadarko plans to move the drillship back to the Espírito Santo Basin to re-enter and deepen the Serpa prospect in order to reach the primary objective. During previous drilling operations, an active petroleum system was proven in the pre-salt secondary objectives penetrated at Serpa.

In Pennsylvania, Anadarko and its partners commenced drilling operations on two wells in the Marcellus Shale play in the Appalachian Basin with encouraging results. The wells have been cored and further evaluation is under way. Anadarko has access to approximately 625,000 gross acres in the fairway of the Marcellus Shale play.

SECOND-QUARTER 2008 VOLUMES

Second-quarter 2008 sales volumes of natural gas, crude oil and natural gas liquids totaled 50 million BOE, or 548,000 BOE per day. Second-quarter 2008 natural gas sales volumes averaged 1.87 billion cubic feet per day. Oil sales volumes in the second quarter averaged 195,000 barrels per day, and natural gas liquids sales volumes averaged 41,000 barrels per day.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, August 5, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss second-quarter results and the company’s outlook for the remainder of 2008. The dial-in number is 888.713.4205 in the United States or 617.213.4862 internationally. The confirmation number is 50038203. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on second-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance. All prior-year information has been re-cast to reflect the successful efforts method of accounting.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2007, Anadarko had 2.4 billion barrels of oil equivalent of proved reserves, making it one of the world’s largest independent oil and natural gas exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures are useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to successfully meet its production guidance and the successful completion and commercial operation of the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2007 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Anadarko uses certain terms in this news release, such as "estimated recoverable resources,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended December 31, 2007, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 Attn: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended June 30, 2008
	Before	After	Per Share
millions	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(1,603)	$(1,020)	$(2.17)
Impairments	(11)	(7)	(0.01)
Gains (losses) on divestitures, net	335	212	0.45
	$(1,279)	$(815)	$(1.73)

	Quarter Ended June 30, 2007
	Before	After	Per Share
millions	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(54)	$(35)	$(0.08)
Impairments	(27)	(27)	$(0.06)
Gains (losses) on divestitures, net	1,494	951	$2.04
	$1,413	$889	$1.90
Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP) and net income from continuing operations (GAAP) to adjusted net income from continuing operations (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income from continuing operations to evaluate the company’s operational trends and performance.
	Quarter Ended		Year to Date
	June 30		June 30
millions	2008	2007	2008	2007
Cash Flow
Net cash provided by operating activities - continuing operations	$438	$83	$2,446	$883
Add back:
Change in accounts receivable	1,062	5	650	(1,042)
Change in accounts payable and accrued expenses	736	885	823	1,345
Change in other items - net	75	(529)	262	(660)
Discretionary Cash Flow from Continuing Operations	$2,311	$444	$4,181	$526

			June 30, 2008
			Quarter	Year
millions			Ended	to Date
Discretionary cash flow from continuing operations			$2,311	$4,181
Less: Capital expenditures			1,232	2,288
Free Cash Flow			$1,079	$1,893

	Quarter Ended		Quarter Ended
	June 30, 2008		June 30, 2007
millions, except per share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)
Net income from continuing operations, as reported	$16	$0.03	$1,306	$2.79
Less: Certain items affecting comparability	(815)	(1.73)	889	1.90
Adjusted net income from continuing operations	$831	$1.76	$417	$0.89

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Summary Financial Information	June 30		June 30
millions except per share amounts	2008	2007	2008	2007
Revenues and Other
Gas sales	$1,495	$1,162	$2,694	$2,237
Oil and condensate sales	344	1,225	1,694	2,296
Natural gas liquids sales	258	179	459	336
Gathering, processing and marketing sales	319	486	587	847
Gains (losses) on divestitures and other, net	370	1,533	330	4,119
Total	2,786	4,585	5,764	9,835
Costs and Expenses
Oil and gas operating	259	272	504	612
Oil and gas transportation and other	130	117	260	229
Exploration	264	222	507	361
Gathering, processing and marketing	222	329	414	623
General and administrative	199	246	403	510
Depreciation, depletion and amortization	784	712	1,594	1,435
Other taxes	523	265	882	600
Impairments	11	28	11	40
Total	2,392	2,191	4,575	4,410
Operating Income	394	2,394	1,189	5,425
Interest Expense, Other (Income) Expense and Minority Interests
Interest expense	151	323	378	639
Other (income) expense	(14)	(23)	(27)	(52)
Minority interests	5	-	5	-
Total	142	300	356	587
Income from Continuing Operations Before Income Taxes	252	2,094	833	4,838
Income Tax Expense	236	788	580	1,837
Income from Continuing Operations	16	1,306	253	3,001
Income from Discontinued Operations, net of taxes	7	7	57	34
Net Income	23	1,313	310	3,035
Preferred Stock Dividends	-	-	1	1
Net Income Available to Common Stockholders	$23	$1,313	$309	$3,034
Per Common Share
Income from continuing operations - basic	$0.03	$2.81	$0.54	$6.46
Income from continuing operations - diluted	$0.03	$2.79	$0.53	$6.43
Income from discontinued operations, net of taxes - basic	$0.02	$0.02	$0.12	$0.07
Income from discontinued operations, net of taxes - diluted	$0.02	$0.02	$0.12	$0.07
Net income available to common stockholders - basic	$0.05	$2.82	$0.66	$6.54
Net income available to common stockholders - diluted	$0.05	$2.81	$0.66	$6.51
Average Number of Common Shares Outstanding - Basic	468	465	468	464
Average Number of Common Shares Outstanding - Diluted	471	467	471	466

Exploration Expense
Dry hole expense	$29	$78	$89	$111
Impairments of unproved properties	143	72	243	146
Geological and geophysical expense	41	51	92	64
Exploration overhead and other	51	21	83	40
Total	$264	$222	$507	$361

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Summary Financial Information	June 30		June 30
millions	2008	2007	2008	2007
Cash Flow from Operating Activities
Net income	$23	$1,313	$310	$3,035
Less income from discontinued operations, net of taxes	7	7	57	34
Depreciation, depletion and amortization	784	712	1,594	1,435
Deferred income taxes	-	(344)	37	(745)
Dry hole expense and impairments of unproved properties	172	150	332	257
Minority interests	5	-	5	-
Impairments	11	28	11	40
(Gains) losses on divestitures, net	(335)	(1,494)	(164)	(4,092)
Unrealized (gains) losses on derivatives	1,603	63	2,091	557
Other noncash items	55	23	22	73
Discretionary Cash Flow from Continuing Operations	2,311	444	4,181	526
(Increase) decrease in accounts receivable	(1,062)	(5)	(650)	1,042
Increase (decrease) in accounts payable and accrued expenses	(736)	(885)	(823)	(1,345)
Other items - net	(75)	529	(262)	660
Cash provided by (used in) operating activities - continuing operations	438	83	2,446	883
Cash provided by (used in) operating activities - discontinued operations	-	154	-	165
Net cash provided by (used in) operating activities*	$438	$237	$2,446	$1,048

Capital Expenditures	$1,232	$1,168	$2,288	$2,167

*Cash flow from operating activities for the quarter ended and year to date June 30, 2007 was reduced by $1.1 billion due to the impact of income taxes on divestitures. Cash flow from investing activities includes the proceeds from the divestitures and provides cash for payment of related taxes.

			June 30,	December 31,
			2008	2007
Condensed Balance Sheet
Cash and cash equivalents			$652	$1,268
Other current assets			4,509	3,218
Current assets held for sale			6	-
Net properties and equipment			36,811	37,451
Other assets			1,186	1,030
Goodwill and other intangible assets			5,115	5,166
Long-term assets held for sale			1,058	318
Total Assets			$49,337	$48,451
Current debt			$52	$1,396
Other current liabilities			4,792	3,838
Current liabilities associated with assets held for sale			27	-
Long-term debt			11,113	11,151
Midstream subsidiary note to a related party			1,870	2,200
Other long-term liabilities			14,196	13,496
Long-term liabilities associated with assets held for sale			288	6
Minority interests			348	-
Stockholders' equity			16,651	16,364
Total Liabilities and Stockholders' Equity			$49,337	$48,451
Capitalization
Total debt			$13,035	$14,747
Stockholders' equity			16,651	16,364
Total			$29,686	$31,111
Capitalization Ratios
Total debt			44%	47%
Stockholders' equity			56%	53%

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Sales Volumes and Prices	June 30		June 30
	2008	2007	2008	2007
Natural Gas
United States
Volumes, billion cubic feet	170	164	365	362
Average daily volumes, million cubic feet per day	1,869	1,798	2,003	2,000
Price per thousand cubic feet excluding derivatives	$9.88	$6.14	$8.64	$6.19
Realized gain (loss) on derivatives	(0.51)	0.47	(0.29)	0.68
Unrealized gain (loss) on derivatives	(0.58)	0.49	(0.96)	(0.69)
Total gains (losses) on derivatives	$(1.09)	$0.96	$(1.25)	$(0.01)
Total price per thousand cubic feet	$8.79	$7.10	$7.39	$6.18

Crude Oil and Condensate
United States
Volumes, million barrels	11	13	22	26
Average daily volumes, thousand barrels per day	122	139	121	143
Price per barrel excluding derivatives	$117.63	$60.69	$105.19	$56.63
Realized gain (loss) on derivatives	(16.14)	4.09	(9.69)	5.14
Unrealized gain (loss) on derivatives	(85.80)	(5.77)	(49.29)	(8.61)
Total gains (losses) on derivatives	$(101.94)	$(1.68)	$(58.98)	$(3.47)
Price per barrel	$15.69	$59.01	$46.21	$53.16
Algeria
Volumes, million barrels	5	5	10	12
Average daily volumes, thousand barrels per day	56	55	54	64
Price per barrel excluding derivatives	$127.15	$69.51	$113.27	$63.97
Realized gain (loss) on derivatives	(11.98)	-	(8.08)	-
Unrealized gain (loss) on derivatives	(115.46)	(5.16)	(67.25)	(3.36)
Total gains (losses) on derivatives	$(127.44)	$(5.16)	$(75.33)	$(3.36)
Price per barrel	$(0.29)	$64.35	$37.94	$60.61
Other International
Volumes, million barrels	2	3	3	4
Average daily volumes, thousand barrels per day	17	29	17	23
Price per barrel	$111.01	$58.95	$95.86	$53.43
Total
Volumes, million barrels	18	21	35	42
Average daily volumes, thousand barrels per day	195	223	192	230
Price per barrel excluding derivatives	$119.81	$62.65	$106.62	$58.32
Realized gain (loss) on derivatives	(13.56)	2.54	(8.38)	3.22
Unrealized gain (loss) on derivatives	(86.93)	(4.86)	(49.93)	(6.31)
Total gains (losses) on derivatives	$(100.49)	$(2.32)	$(58.31)	$(3.09)
Total price per barrel	$19.32	$60.33	$48.31	$55.23

Natural Gas Liquids
United States
Volumes, million barrels	4	4	7	9
Average daily volumes, thousand barrels per day	41	47	40	48
Total price per barrel	$69.71	$41.88	$63.19	$38.73
Total Barrels of Oil Equivalent (BOE)
Volumes, million BOE	50	52	103	111
Average daily volumes, thousand BOE per day	548	570	566	611

Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of August 4, 2008

	3rd Quarter			Full Year
	2008 Forecast			2008 Forecast
	Units			Units

Total Sales (MMBOE)	51	-	54	207	-	212

Crude Oil (MBbl/d):	180	-	190	180	-	185

United States	100	-	110	110	-	115
Algeria	60	-	65	55	-	60
Other International	15	-	16	14	-	15

Natural Gas (MMcf/d):

United States	2,075	-	2,100	2,100	-	2,125

Natural Gas Liquids (MBbl/d):

United States	35	-	38	37	-	39

	$/ Unit			$/ Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(3.50)	-	(5.50)

United States	(4.00)	-	(6.00)	(5.00)	-	(7.00)
Algeria	-	-	(2.00)	-	-	-
Other International	(15.00)	-	(17.00)	(15.00)	-	(17.00)

Natural Gas ($/Mcf):

United States	(1.50)	-	(2.00)	(1.25)	-	(1.75)

Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of August 4, 2008

	3rd Quarter			Full Year
	2008 Forecast			2008 Forecast
	$ MM			$ MM
Other Revenues:

Gathering, Processing & Marketing Margins	85	-	95	340	-	380
Minerals and Other	25	-	35	100	-	120

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Lease Operating	5.25	-	5.75	5.00	-	5.50
Oil & Gas Transportation and Other	2.25	-	2.50	2.25	-	2.50
Depreciation, Depletion and Amortization	16.00	-	16.50	15.50	-	15.75
Production Taxes (% of Revenue)	13.0%	-	14.0%	12.5%	-	13.5%

	$ MM			$ MM

General and Administrative	185	-	200	750	-	800

Exploration Expense
Non-Cash	200	-	220	850	-	900
Cash	90	-	110	300	-	350

Interest Expense	180	-	190	750	-	775
Other (Income) Expense	(10)	-	10	(20)	-	20

Effective Tax Rate	45%	-	50%	45%	-	50%

Avg. Shares Outstanding (MM)

Basic	469	-	470	469	-	471
Diluted	471	-	472	473	-	475

	$ MM			$ MM

Capital Investment	1,150	-	1,250	4,550	-	4,750

Capital Projects	1,140	-	1,230	4,500	-	4,675
Capitalized Interest	10	-	20	50	-	75

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of August 4, 2008

		Weighted Average Price per MMBtu

	Volume (thousand MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
Remainder of 2008
	500	$5.00	$7.50	$14.26
	900	$5.50	$7.50	$9.14
	1,400	$5.32	$7.50	$10.97

2009	530	$5.45	$7.50	$11.25

		Weighted Average Price per barrel

	Volume (thousand MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
Remainder of 2008
	31	$34.09	$49.09	$87.09
	20	$45.00	60.00	$87.38
	35	$45.00	$60.00	$101.39
	86	$41.07	$56.07	$92.98

2009	48	$37.51	$52.51	$87.04
2010	18	$34.18	$49.19	$86.76
2011	3	$35.00	$50.00	$86.00
2012	2	$35.00	$50.00	$92.50

Anadarko Petroleum Corporation
Natural Gas Basis Hedge Positions
As of August 4, 2008

	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
Remainder of 2008
Gulf Coast	560	$(0.24)
Mid Continent	365	$(1.01)
Rocky Mountains	455	$(1.47)
West Texas	35	$(0.92)
	1,415	$(0.85)

2009
Gulf Coast	315	$(0.15)
Mid Continent	330	$(0.85)
Rocky Mountains	555	$(1.25)
	1,200	$(0.85)

2010
Mid Continent	35	$(0.61)
Rocky Mountains	310	$(1.13)
	345	$(1.08)

Rockies Export Firm Transportation
As of August 4, 2008
		Daily Volume (MMBtu's)
		by Pricing Point
Delivery/Pricing Point
Remainder of 2008
Mid Continent		491
West Coast		88
San Juan		15
		594

2009
Mid Continent		491
West Coast		88
San Juan		15
		594

2010
Mid Continent		491
West Coast		88
San Juan		15
		594

Anadarko Petroleum Corporation
Retained Properties Sales

	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	FY 2007
	Actuals	Actuals	Actuals	Actuals	Actuals	Actuals

TOTAL SALES (MMBOE)	48.5	49.2	46.8	46.5	53.1	195.7
Natural Gas (MMcf/d)	1,791.5	1,794.3	1,639.1	1,646.9	2,013.0	1,774.2
Crude Oil (MBbl/d)	203.4	207.9	202.0	192.0	203.8	201.5
Natural Gas Liquids (MBbl/d)	34.2	39.2	39.0	39.4	37.9	38.9

ROCKIES
Natural Gas (MMcf/d)	917.2	934.4	840.4	849.3	909.4	883.2
Crude Oil (MBbl/d)	23.1	23.4	23.8	24.0	26.7	24.5
Natural Gas Liquids (MBbl/d)	16.9	16.2	15.2	15.8	14.7	15.5
Total Sales (MMBOE)	17.4	17.6	16.3	16.7	17.7	68.3

SOUTHERN
Natural Gas (MMcf/d)	639.5	645.3	617.3	565.6	589.4	604.5
Crude Oil (MBbl/d)	12.2	10.9	10.2	8.6	10.2	10.0
Natural Gas Liquids (MBbl/d)	10.3	14.3	14.4	13.8	13.9	14.2
Total Sales (MMBOE)	11.6	11.9	11.6	10.7	11.3	45.6

GULF OF MEXICO
Natural Gas (MMcf/d)	239.7	223.2	200.5	240.0	522.1	297.3
Crude Oil (MBbl/d)	63.0	61.3	67.2	62.8	62.1	63.4
Natural Gas Liquids (MBbl/d)	4.2	4.0	4.6	5.0	6.2	5.0
Total Sales (MMBOE)	9.6	9.2	9.6	9.9	14.3	43.0

INTERNATIONAL / FRONTIER
Natural Gas (MMcf/d)	0.4	0.3	0.3	0.3	0.3	0.3
Crude Oil (MBbl/d)	105.1	112.4	100.8	96.6	104.9	103.6
Natural Gas Liquids (MBbl/d)	-	-	-	-	-	-
Total Sales (MMBOE)	9.7	10.1	9.2	8.9	9.7	37.8

CONTACT:
Anadarko Petroleum Corporation
Media:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
or
Paula Beasley, 832-636-8765
paula.beasley@anadarko.com
or
Investors:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com
or
Danny Hart, 832-636-1355
danny.hart@anadarko.com